Exhibit 10.1

May 31, 2013

WLR Recovery Fund IV, L.P.
WLR Recovery Fund III, L.P.
WLR AGO Co-Invest, L.P.
WLR/GS Master Co-Investment, L.P.
WLR IV Parallel ESC, L.P.
Wilbur L. Ross, Jr.
c/o WL Ross & Co. LLC
1166 Avenue of the Americas
New York, New York  10036

Re:          Sale of Assured Guaranty Ltd. Common Shares

Dear Sirs:

The Sellers identified below (collectively, the “Sellers”) have each indicated that they wish to sell to Assured Guaranty Ltd. (“Assured Guaranty” or “Purchaser”) the number of common shares, par value $0.01 per share (the “Shares”), of Assured Guaranty identified on Exhibit A which the Sellers currently own.  Assured Guaranty hereby agrees to purchase the Shares from the Sellers, free and clear of all liens, security interests, claims and encumbrances whatsoever, at U.S. $21.94 per Share.  The purchase price shall be paid by wire transfer, and the shares shall be delivered, in accordance with instructions to be provided by the Sellers and the Purchaser not less than one business day prior to the Payment Date (as defined below).  Payment shall be made on June 5, 2013 (the “Payment Date”), subject to delivery of the documents listed below.

Each Seller hereby severally represents and warrants to the Purchaser as of the date of this letter and as of the Payment Date (as if such representations and warranties were made on the Payment Date) as follows:

(a)           Such Seller (other than Mr. Ross) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Assured Guaranty Ltd. | Assured Guaranty Corp. | Assured Guaranty Municipal Corp. | Assured Guaranty Re Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 279 5700	info@assuredguaranty.com	www.assuredguaranty.com
Hamilton HM 08	fax	441 279 5701
Bermuda

(b)           Such Seller has full power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this  Letter Agreement by such Seller  and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Seller to authorize this Letter Agreement and the transactions contemplated hereby and no further approval or authorization by any of the managers, members or partners of such Seller is required.  Such Seller has duly and validly executed and delivered this Letter Agreement.  This Letter Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies whether in law or in equity.

(c)           Such Seller owns the Shares it is selling pursuant to this Letter Agreement free and clear of all liens, security interests, claims and encumbrances whatsoever.  The information in Exhibit A with respect to such Seller is accurate and complete.

(d)           Such Seller has not used a broker or finder in connection with the transactions contemplated hereby and the Purchaser will not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder’s fee or other commission of any person retained by such Seller in connection with the transactions contemplated by this Letter Agreement.

(e)           Neither the execution, delivery and performance by such Seller of this Letter Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by it with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Seller under any of the material terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Seller is a party or by which it may be bound, or to which such Seller or any of its properties or assets may be subject, or (ii) violate any statute, rule or regulation or, to the knowledge of such Seller, any judgment, ruling, order, writ, injunction or decree applicable to such Seller or any of its properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a material adverse effect on such Seller.

The Purchaser hereby represents and warrants to the Sellers as of the date of this letter and as of the Payment Date (as if such representations and warranties were made on the Payment Date) as follows:

(a)           Purchaser is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           Purchaser has full power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this  Letter Agreement by Purchaser  and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser to authorize this Letter Agreement and the transactions contemplated hereby and no further approval or authorization by any of the directors or shareholders of Purchaser is required.  Purchaser has duly and validly executed and delivered this Letter Agreement.  This Letter Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies whether in law or in equity.

(c)           Sellers will not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder’s fee or other commission of any person retained by Purchaser in connection with the transactions contemplated by this Letter Agreement.

(d)           Neither the execution, delivery and performance by Purchaser of this Letter Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by it with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Purchaser under any of the material terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of its properties or assets may be subject, or (ii) violate any statute, rule or regulation or, to the knowledge of Purchaser, any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a material adverse effect on Purchaser.

The Purchaser’s obligation to pay for the Shares purchased hereunder is subject to the receipt, on or before the Payment Date, by Computershare, Assured Guaranty’s transfer agent, of such Shares by book-entry transfer to the account specified by the Purchaser to the Sellers.

Each of the Sellers, on the one hand, and the Purchaser on the other hand, shall bear their respective expenses with respect to the transactions contemplated hereby.  Each Seller shall pay all sales, use, stamp, transfer, service, recording and like taxes or fees, if any, imposed by any governmental authority in connection with the transfer and assignment of the Shares to be sold by it hereunder.

All common shares of Assured Guaranty owned by the Sellers and their affiliates that are not sold pursuant to this Letter Agreement shall remain subject to the terms of the Investment Agreement, dated as of February 28, 2008, between Assured Guaranty and WLR Recovery Fund IV, L.P., as amended as of November 13, 2008 and June 10, 2009 (the “Investment Agreement”) to the same extent that, immediately prior to the sale of Shares pursuant to this Letter Agreement, such shares were subject to the terms of the Investment Agreement.   Nothing in this Letter Agreement shall be deemed to modify the Investment Agreement, which will continue to remain in full force and effect following the purchase of the Shares pursuant to this Letter Agreement.

The parties hereby agree that, prior to the sales contemplated hereby, 14,501,896 of the Shares held by the Sellers (other than Wilbur L. Ross, Jr.) constitute Securities (as defined in the Investment Agreement) and, after the sales contemplated hereby, 14,060,029 of the Shares held by the Sellers (other than Wilbur L. Ross, Jr.) constitute Securities (as defined in the Investment Agreement), including in each case without limitation, for purposes of Section 5.6 of the Investment Agreement.

This Letter Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

If the preceding accurately reflects our agreement, please sign the copies of this letter and return one to my attention.

THE PURCHASER:

ASSURED GUARANTY LTD.

			By:	/s/ James M. Michener
				Title:	General Counsel

Agreed and accepted
as of May 31, 2013

THE SELLERS:

WLR RECOVERY FUND IV, L.P

By:	WLR Recovery Associates IV, LLC
Title: General Partner

	By:	/s/ Michael J. Gibbons
	Name:	Michael J. Gibbons
	Title:	Principal Member

WLR RECOVERY FUND III L.P.

By:	WLR Recovery Associates III, LLC
Title: General Partner

	By:	/s/ Michael J. Gibbons
	Name:	Michael J. Gibbons
	Title:	Principal Member

WLR AGO CO-INVEST, L.P.

By:	WLR Recovery Associates IV, LLC
Title: General Partner

	By:	/s/ Michael J. Gibbons
	Name:	Michael J. Gibbons
	Title:	Principal Member

WLR/GS MASTER CO-INVESTMENT, L.P

By:	WLR Master Co-Investment GP, LLC
Title: General Partner

	By:	/s/ Michael J. Gibbons
	Name:	Michael J. Gibbons
	Title:	Principal Member

WLR IV PARALLEL ESC, L.P.

By:	INVESCO WLR IV Associates LLC
Title: General Partner

	By:	/s/ Michael J. Gibbons
	Name:	Michael J. Gibbons
	Title:	Principal Member

/s/ Wilbur L. Ross, Jr.
WILBUR L. ROSS, JR.

EXHIBIT A

Name of Seller	Total Number of Shares Currently Held	Number of Shares to be Sold Pursuant to this Letter Agreement
WLR Recovery Fund IV, L.P.	16,505,636	4,154,734
WLR Recovery Fund III, L.P.	1,348,803	339,515
WLR AGO Co-Invest, L.P.	1,125,128	283,213
WLR/GS Master Co-Investment, L.P.	799,089	201,144
WLR IV Parallel ESC, L.P.	56,714	14,276
Wilbur L. Ross, Jr.	28,279	7,118
TOTAL	19,863,649	5,000,000